EXHIBIT 10.4(c)

P. O. Box 5110
Denver, Colorado 80217
5500 South Quebec Street
Greenwood Village, Colorado 80111
Phone: (303) 740-4000
Fax: (303) 740-4002

September 2, 2005

Mr. Jay D. Nielsen
Chief Financial Officer
National Beef Packing Company, LLC
12200 N. Ambassador Drive, Suite 500
Kansas City, Missouri 64163

Re:    Fourth Amended and Restated Credit Agreement (the "Credit Agreement")
dated as of December 29, 2004 between National Beef Packing Company, LLC
("National  Beef"), various Issuers, Lenders and Agents, and CoBank, ACB, as
Administrative Agent

Dear Jay:

            By your letter of August 23, 2005 you requested a waiver of the requirements of Section 10.6 of the Credit Agreement in connection with your proposed sale of National Beef's 33,358 shares of the Principal Financial Group.  I'm pleased to report that the Required Lenders have authorized CoBank, as Administrative Agent, to agree to your request.  As a result, subject to your countersignature below, National Beef may sell the 33,358 shares notwithstanding Section 10.6 of the Credit Agreement (and without using up the $1 million "bucket" in Section 10.6(d)) so long as National Beef uses the sale proceeds only for its ordinary working capital needs.

            By your countersignature below, you will agree to the terms of this letter and will represent and warrant to the Lenders, the Issuers and the Swing Line Lender that no Default or Matured Default will be continuing at the time of the shares sale.

            Please understand that this waiver is applicable only to this particular asset sale and that, except for this waiver, the Credit Agreement will remain in full force and effect.

            This letter will be governed by and construed in accordance with Colorado law, without regard to the application of conflict of laws principles.  All terms used but not otherwise defined in this letter shall have the meanings given them in the Credit Agreement.

Mr. Jay Nielsen
National Beef Packing Company, LLC
September 2, 2005

Very truly yours,

CoBank, ACB, as Administrative Agent

By:	/s/ James Stutzman
Its:	Vice President

National Beef Packing Company, LLC

By:	/s/ Jay D. Nielsen
Its:	Chief Financial Officer